Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Effective October 20, 2022, Sunshine Biopharma, Inc. (“Sunshine” or the “Company”) entered into a Share Purchase Agreement with Nora Pharma Inc. (the “Nora Purchase Agreement”), wherein the Company acquired all of the issued and outstanding shares (the “Shares”) of Nora Pharma Inc. (“Nora”) from Mr. Malek Chamoun. The purchase price for the Shares was $30,000,000 CAD (approximately $21,900,000 USD). The purchase price included a cash payment of $20,000,000 CAD (approximately $14,600,000 USD), plus issuance of 3,700,000 shares of the Company’s Common Stock valued at $5,000,000 CAD (approximately $3,650,000 USD), plus an earn-out amount of $5,000,000 CAD (approximately $3,650,000 USD) payable to Mr. Chamoun, once earned, in a maximum of twenty (20) payments of $250,000 CAD for every $1,000,000 CAD increase in gross sales (as defined in the Nora Purchase Agreement) above Nora’s June 30, 2022 gross sales, provided that his employment with the Company is not terminated pursuant to the Company’s Employment Agreement with him. Liabilities assumed were $7,760,495 CAD (approximately $5,662,057 USD).

The following unaudited pro forma condensed combined financial statements are based on the Company’s historical consolidated financial statements as adjusted to give effect to the Company’s acquisition of Nora Pharma Inc. and the related financing transactions. The unaudited pro forma condensed combined balance sheet as of September 30, 2022 gives effect to these transactions as if they had occurred on September 30, 2022. The unaudited pro forma condensed statement of operations for the nine-month period ended September 30, 2022 and fiscal year ended December 31, 2021 give effect to these transactions as if they had occurred on September 30, 2022 and December 31, 2021.

The pro forma combined financial statements do not necessarily reflect what the combined Company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read together with the Company’s historical financial statements, which are included in the Company’s latest annual report on Form 10-K.

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Sunshine Biopharma, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2022

	Sunshine Biopharma,	Nora Pharma,	Pro Forma		Pro Forma
	Inc.	Inc.	Adjustments	Notes	Combined
ASSETS

Cash	$40,555,931	$–	(14,600,000)	(a)	$25,955,931
Accounts receivable	22	1,312,685	–		1,312,707
Inventory	269,641	3,381,409	–		3,651,050
Prepaid expenses	27,390	5,968	–		33,358
Deposits	7,590	–	–		7,590
Total current assets	40,860,574	4,700,062			30,960,636

Property and equipment, net	3,770	181,566			185,336
					–
Intangible assets	–	1,398,376			1,398,376

Goodwill	–	–	21,282,053		21,282,052

TOTAL ASSETS	$40,864,344	$6,280,004	$6,682,053		$53,826,401

LIABILITIES

Current Liabilities
Accounts payable and accrued expenses	$480,209	$4,482,685	–		$4,962,894
Total current liabilities	480,209	4,482,685	–		4,962,894

Long-term Liabilities	–	1,179,372			1,179,372
Note payable (purchase of Nora stock)	–	–	3,650,000	(c)	3,650,000

TOTAL LIABILITIES	480,209	5,662,057	3,650,000		9,792,266

	–	–	–		–
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)	40,384,135	617,947	3,650,000	(b)	44,034,135
	–		(617,947)	(d)
	–	–			–

TOTAL LIABILITIES AND SHAREHOLDERS'EQUITY	$40,864,344	$6,280,004	$6,682,053		$53,826,401

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Sunshine Biopharma, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2022

	Sunshine Biopharma,	Nora Pharma,	Pro Forma		Pro Forma
	Inc.	Inc.	Adjustments	Notes	Combined

Revenue	$405,760	$10,151,782			$10,557,542
Cost of sales	200,311	6,653,478			6,853,789

Gross profit	205,449	3,498,304			3,703,753

General & administrative expenses	3,842,589	2,685,353			6,527,942

Income (loss) from operations	(3,637,140)	812,951			(2,824,189)

Interest income and other income (expenses)	405,015	(96,964)			308,051

Net income (loss) before taxes	(3,232,125)	715,987			(2,516,138)

Income tax expense	–	(124,193)			(124,193)

Net income (loss)	(3,232,125)	591,794			(2,640,331)

Gain (loss) from foreign exchange translation	(56,764)	43,077			(13,687)

Comprehensive income (loss)	$(3,288,889)	$634,871			$(2,654,018)

Basic gain (loss) per common share	$(0.26)	$63.49			$(0.16)

Weighted average common shares outstanding (Basic)	12,789,733	10,000	3,690,000	(d)(e)	16,479,733

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Sunshine Biopharma, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2021

	Sunshine Biopharma,	Nora Pharma,	Pro Forma		Pro Forma
	Inc.	Inc.	Adjustments	Notes	Combined

Revenue	$228,426	$7,698,739			$7,927,165
Cost of sales	117,830	5,383,130			5,500,960

Gross profit	110,596	2,315,609			2,426,205

General & administrative expenses	2,550,730	2,100,404			4,651,134

Income (loss) from operations	(2,440,134)	215,205			(2,224,929)

Interest income and other income (expenses)	(9,996,313)	(47,197)			(10,043,510)

Net income (loss) before taxes	(12,436,447)	168,008			(12,268,439)

Income tax expense	–	(21,841)			(21,841)

Net income (loss)	(12,436,447)	146,167			(12,290,280)

Gain (loss) from foreign exchange translation	20,268	(2,052)			18,216

Comprehensive Income (loss)	$(12,416,179)	$144,115			$(12,272,064)

Basic gain (loss) per common share	$(4.76)	$14.41			$(1.95)

Weighted average common shares outstanding (Basic)	2,612,061	10,000	3,690,000	(d)(e)	6,302,061

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Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1 — Basis of Presentation

The Company’s historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the business combination, (ii) factually supportable, and (iii) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the fair value of Nora Pharma Inc.’s assets acquired and liabilities assumed and conformed to the accounting policies of the acquired company to its own accounting policies.

The pro forma combined financial statements do not necessarily reflect what the combined Company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition of Nora Pharma Inc. as a result of restructuring activities and other planned cost savings initiatives following the completion of the business combination.

The Company has allocated the total consideration paid of $21,900,000 to assets (net of liabilities) of $617,947 as stated on Nora’s books and goodwill of $21,282,053. The value of goodwill represents Nora’s ability to generate profitable operations going forward. Management estimated the provisional fair values of goodwill at September 30, 2022. The Company’s accounting for the acquisition of Nora is incomplete.

Note 2 – Preliminary Purchase Price Allocation

The following table summarizes the allocation of the purchase price as of the acquisition date:

Accounts receivable	$1,312,685
Inventory	3,381,409
Prepaid expenses	5,968
Property and equipment	181,566
Intangible assets	1,398,376
Liabilities assumed	(5,662,057)
Goodwill	21,282,053
Total consideration	$21,900,000

Note 3 – Pro Forma Adjustments

(a)	Represents the cash payment of $20,000,000 CAD or approximately $14,600,000 USD

(b)	Represents the issuance of 3,700,000 shares of common stock valued at $0.99 or $3,650,000 in the acquisition of Nora.

(c)	Represents the earn-out payable to Mr. Chamoun of $5,000,000 CAD approximately $3,650,000 USD

(d)	Represents the elimination of Nora’s equity and the establishment of goodwill from the acquisition

(e)	Represents the increase in the weighted average shares in connection with the issuance of 3,700,000 shares of common stock as part of the consideration for the acquisition of all of the outstanding shares of Nora.

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